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                                                                    EXHIBIT 99.2




CONTACT: Michael Berman                                   FOR IMMEDIATE RELEASE
         (312) 279-1496                                   October 17, 2005



            EQUITY LIFESTYLE PROPERTIES ANNOUNCES BOARD LEVEL CHANGES
                   JOE MCADAMS TO CREATE PRIVILEGED ACCESS, LP

         CHICAGO, IL - OCTOBER 17, 2005 - Equity LifeStyle Properties, Inc. (NYSE: ELS) today announced that Mr. Joe McAdams has resigned from the Company's Board of Directors, effective October 17, 2005. Mr. McAdams intends to create a new company that expects to have substantial business relationships with ELS; and the resignation was based on the desire to avoid potential conflicts of interest arising out of its formation and operation. The new company, Privileged Access, LP is expected to lease sites at certain of ELS' properties for the purpose of creating flexible use products. These products include the sale of timeshare or fractional interests in resort homes or cottages and membership and vacation-club products.

         Replacing Mr. McAdams in his positions both on the Board of Directors and as Chairman of the Audit Committee is Mr. Phil Calian. Mr. Calian is founder and managing partner of Kingsbury Partners, LLC, and a principal of Waveland Investments, LLC. Both entities focus on providing capital and ownership skills to middle-market businesses.

         Commented Thomas Heneghan, ELS' CEO and President, "We have been evaluating the creation of flexible use products for some time. One issue we continually saw as an obstacle was our desire to derive stable and predictable cash flow streams from our real estate. Leasing our sites to Privileged Access allows us to participate in these activities while achieving long-term rental of our sites. Joe's desire to create Privileged Access is reflective of both the opportunities available in our portfolio and his unique experience, background and contacts in making these opportunities a reality. We look forward to working with him in his new role. We also welcome Mr. Calian to our Board. Phil's strong financial and operational background includes experience in the travel and leisure industry."

         This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate", "expect", "believe", "intend", "may be" and "will be", and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to: in the age-qualified communities, home sales results could be impacted by the ability of potential homebuyers to sell

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their existing residences as well as by financial markets volatility; in the all-age communities, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing; our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; our assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in our filings with the Securities and Exchange Commission. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

         Equity LifeStyle Properties, Inc. owns or has an interest in 285 quality properties in 28 states and British Columbia consisting of 106,492 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

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